UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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180 DEGREE CAPITAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 15, 2024

To the Shareholders of 180 Degree Capital Corp.:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of 180 Degree Capital Corp. (the “Company”) will be held on Monday, April 15, 2024, at 10:00 a.m., local time, at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042. As in recent years, we recommend that shareholders participate via webcast at https://join.freeconferencecall.com/180degreecapital or telephone at (609) 746-1082 passcode 415049. This meeting has been called by the Board of Directors of the Company, and this notice is being issued at its direction. It has called this meeting for the following purposes:

1.To elect five directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified;
2.To ratify, confirm and approve the Audit Committee's selection of EisnerAmper LLP as the independent registered public accountant for the fiscal year ending December 31, 2024;
3.To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
We encourage you to contact us at 973-746-4500, from 9:00 a.m. to 5:00 p.m. EDT, if you have any questions.
Our proxy statement is available at: https://ir.180degreecapital.com/sec-filings
Our annual report is available at: https://ir.180degreecapital.com/financial-results
Holders of record of the Company's common stock as of the close of business on February 15, 2024, will be entitled to vote at the Annual Meeting.
Whether or not you expect to be present in person at the Annual Meeting, please sign and date the accompanying proxy card and return it promptly in the enclosed business reply envelope, which requires no postage if mailed in the United States, so you will be represented at the Annual Meeting. Even if you vote your shares prior to the Annual Meeting, you may attend and vote your shares in person.

By Order of the Board of Directors,

March 1, 2024	Kevin M. Rendino
Montclair, New Jersey	Chairman and Chief Executive Officer

IMPORTANT: PLEASE MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
THE MEETING DATE IS APRIL 15, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 15, 2024.

Our proxy statement and annual report for the year ended December 31, 2023, are available on the Internet through our website at https://ir.180degreecapital.com/sec-filings and https://ir.180degreecapital.com/financial-results, respectively.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•The date, time and location of the meeting;

•A list of the matters intended to be acted on and our recommendations regarding those matters;

•Any control/identification numbers that you need to access your proxy card; and

•Information about attending the meeting and voting in person.

7 N. Willow Street, Suite 4B
Montclair, NJ 07042
(973) 746-4500

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 15, 2024

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of 180 Degree Capital Corp. (the “Company,” "180", “we,” “us” or “our”) for use at our upcoming 2024 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Monday, April 15, 2024, at 10:00 a.m., local time, at 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, and at any postponements or adjournments thereof. As in recent years, we recommend that shareholders participate via webcast at https://join.freeconferencecall.com/180degreecapital or telephone at (609) 746-1082 passcode 415049. We are mailing this proxy statement and the accompanying notice and proxy card, to the Company’s shareholders entitled to vote at the Annual Meeting on or about March 1, 2024.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?
At the Annual Meeting, you will be asked to vote on the following proposals:

1.    To elect five directors of the Company to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified (“Election of Directors Proposal”);

2.To ratify, confirm and approve the Audit Committee's selection of EisnerAmper LLP as the independent registered public accountant for the fiscal year ending December 31, 2024 (“Selection of Independent Registered Public Accountant Proposal”); and

3.To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

We are not aware of any other matter that will be presented for your vote at the Annual Meeting.

Who is entitled to vote?
Only shareholders of record at the close of business on the Record Date, February 15, 2024, are entitled to receive notice of and to vote the shares of our common stock that they held on the Record Date at the Annual Meeting, or any postponements or adjournments thereof. Each outstanding share of common stock, as of the Record Date, entitles its holder as of the Record Date to cast one vote on each matter acted upon at the Annual Meeting. As of the Record Date, there were 10,000,141 shares of our common stock outstanding. If your shares are held for your account by a broker, bank or other institution or nominee, you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee that you present at the Annual Meeting.

How is a quorum determined?

A quorum of our shareholders must be represented at the Annual Meeting for any business to be conducted. Our Bylaws provide that a majority of the shareholders entitled to vote, present in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and Broker Non-Votes will be counted as shares represented at the Annual Meeting for purposes of determining the existence of a quorum. A "Broker Non-Vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner or other persons entitled to vote.

How can I vote?

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card and the Company receives it prior to the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you are a stockholder of record (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted “FOR” each of the matters listed in this proxy statement. If any other matters properly come before the Annual Meeting, the persons named on the proxies will vote upon such matters at their discretion.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What vote is required to approve each proposal?

Election of Directors. For the Election of Directors Proposal, the directors will be elected by a plurality of the votes cast at the Annual Meeting. Under plurality voting, each candidate for a particular board seat who receives the most votes cast for his or her election at the Annual Meeting will be elected as a director. If a candidate is running unopposed, a single vote for his or her election would satisfy the plurality requirement. Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Selection of Independent Registered Public Accountant. For the Selection of Independent Registered Public Accountant Proposal, the proposal will be approved if a majority of the votes cast are cast in favor. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Because brokers will have discretionary authority to vote for the ratification of the appointment of the Company’s independent registered public accounting firm in the event that they do not receive voting instructions from the beneficial owner of the shares, your broker will be permitted to vote your shares for this proposal.

Other Matters. All other matters being submitted to a shareholder vote pursuant to the Notice of Annual Meeting will be approved if a majority of the votes cast on a particular matter are cast in favor of that matter.

What are Broker Non-Votes?

Generally, Broker Non-Votes occur when shares held by a broker, bank or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received your voting instructions with respect to that proposal, the brokerage firm cannot vote the shares on that proposal unless it is a “routine” matter. The Election of Directors Proposal is not considered a “routine” matter.

What happens if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the meeting, either with or without the vote of shareholders. If we propose to have the shareholders vote whether to adjourn the Annual Meeting, the proxy holders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the Annual Meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Who will bear the costs of this solicitation?

The Company will bear the costs of this solicitation. Proxies are being solicited by Broadridge Financial Solutions, Inc., pursuant to its standard contract as proxy solicitor, the cost of which will be borne by us and is estimated to be approximately $25,000 plus out-of-pocket expenses. We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses. It is estimated that those costs will be approximately $10,000.

May I revoke my vote?

Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time, before it is exercised, by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by executing another proxy bearing a later date.

What are the deadlines to nominate directors or to propose other business for consideration at the 2025 Annual Meeting of Shareholders?

Under Securities and Exchange Commission (“SEC”) rules, any shareholder proposals intended to be considered or presented for inclusion in our proxy statement and form of proxy for the 2025 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company at 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, no later than November 1, 2024. In the event that the date of the 2025 Annual Meeting of Shareholders is changed by more than 30 days from the date of this year's meeting, we will announce the deadline for submitting shareholder proposals. Such deadline will be a reasonable time before the company begins to print and mail its proxy materials.

Under our Bylaws, nominations for directors may be made only by the Board, by the Nominating Committee, or by a shareholder entitled to vote who has delivered written notice to our Secretary (containing certain information specified in the Bylaws) not less than 90 days or more than 120 days prior to the anniversary of the date of the immediately preceding Annual Meeting of Shareholders (i.e., between December 17, 2024, and January 16, 2025); provided, however, that in the event that the Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. Proposals must also comply with the other requirements contained in the Company's Bylaws. Submission of a proposal does not guarantee inclusion in the proxy statement, as the requirements of certain federal laws and regulations must be met by such proposals.
Rule 14a-4 of the SEC’s proxy rules allows us to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders when we do not have notice of the matter at least 45 days before the anniversary of the date on which we first mailed the proxy materials for the prior year's annual meeting of shareholders or the date specified by the advance notice provision in our Bylaws. Our Bylaws contain such an advance notice provision as described above. For our 2025 Annual Meeting of Shareholders, expected to be held in April 2025, shareholders must submit such written notice to our Secretary in accordance with the advance notice provision, as described above.
A copy of the provisions in the Bylaws discussed above may be obtained by submitting a written request to our Secretary.

How many shares do the Company’s principal shareholders, directors and executive officers own?

Set forth below is information, as of February 15, 2024, with respect to the beneficial ownership of our common stock by (i) each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, (ii) each of our directors and nominees, (iii) each of our executive officers (as defined below) and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all shares are beneficially owned and investment and voting power is held by the persons named as owners. None of the shares owned by directors or officers have been pledged. Some of the information in the table below is from publicly available information that may be as of dates earlier than February 15, 2024. The percentage of ownership is based on 10,000,141 shares of common stock outstanding as of February 15, 2024, together with the exercisable options and/or shares of restricted stock for such shareholder, as applicable. In computing the percentage ownership of a shareholder, shares that can be acquired upon the exercise of outstanding options or shares of restricted stock are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise provided, the address of each holder is c/o 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Outstanding Common Shares Owned
Independent Directors:
Stacy R. Brandom	18,705	*
Richard P. Shanley	29,575	*
Parker A. Weil	11,033	*

Interested Directors(2):
Kevin M. Rendino(3)	720,198	7.2
Daniel B. Wolfe(4)	239,000	2.4

Executive Officers:
Robert E. Bigelow, III	115,910	1.2
Alicia M. Gift	42,465	*

All directors and executive officers as a group (7 persons)	1,176,886	11.8

Five Percent Shareholders:
Punch & Associates Investment Management, Inc.(5)	738,597	7.4
7701 France Avenue South, Suite 300
Edina, MN 55435
*    Less than 1 percent.
(1)Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “1934 Act”).
(2)Denotes an individual who is an “interested person” as defined in the Investment Company Act of 1940 (the “1940 Act”).
(3)Includes 719,532 shares owned jointly with wife.
(4)Includes 3,716 shares owned jointly with wife.
(5)Based on information obtained in a Schedule 13F filed on February 14, 2024, Punch & Associates Investment Management, Inc. has sole dispositive and voting power for these shares.

Set forth below is the dollar range of equity securities beneficially owned by each director or nominee as of February 15, 2024.

Name of Director or Nominee	Dollar Range of Equity Securities Beneficially Owned (1)(2)(3)
Independent Directors:
Stacy R. Brandom	$50,001-$100,000
Richard P. Shanley	Over $100,000
Parker A. Weil	$10,001-$50,000

Interested Directors(4):
Kevin M. Rendino	Over $100,000
Daniel B. Wolfe	Over $100,000

(1)    Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) under the 1934 Act.
(2)    The dollar ranges are: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 and over $100,000.

(3)    The dollar ranges are based on the price of the equity securities as of February 15, 2024.
(4)    Denotes an individual who is an “interested person” as defined in the Investment Company Act of 1940 (the “1940 Act”).

While the Company does not currently have any formal share ownership guidelines, in 2023 and through the record date, the executive officers and directors increased their ownership in the Company by 162,200 shares through open-market purchases.

Do dissenting shareholders have appraisal rights?

Shareholders do not have any appraisal rights in connection with the Election of Directors Proposal or the Selection of Independent Registered Public Accountant Proposal.

ELECTION OF DIRECTORS

(Proposal No. 1)

The five nominees listed below have been nominated to serve as our directors until the next annual meeting or until their respective successors are duly elected and qualified. All five of the director nominees currently serve as directors. Although it is not anticipated that any of the nominees will be unable or unwilling to serve, in the unexpected event that any such nominees should become unable or decline to serve, it is intended that votes will be cast for substitute nominees designated by our present Board.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

Nominees

Certain information, as of February 15, 2024, with respect to each of the five nominees for election at the Annual Meeting is set forth below, including their names, ages and a brief description of their recent business experience and qualifications, including principal occupations for the past five years, certain directorships held by each and the year in which each became a director of the Company. All of the nominees have agreed to serve for a one-year term if elected and consent to being referred to in this proxy statement. The nominees for election as directors of the Company have been divided into two groups -- interested directors and independent directors. Interested directors are “interested persons” as defined in the 1940 Act. We do not currently have an advisory board.

Name, Address and Age	Position Held with Company	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director
Interested Directors
Kevin M. Rendino 7 N. Willow Street, Suite 4B Montclair NJ 07042 Age 57	Chairman, Chief Executive Officer and Portfolio Manager	Chief Executive Officer and Portfolio Manager: March 2017 to present; Member of the Board: June 2016 to present	N/A	N/A	Synchronoss Technologies, Inc.
Daniel B. Wolfe 7 N. Willow Street, Suite 4B Montclair NJ 07042 Age 47	President, Chief Financial Officer and Chief Compliance Officer	President: January 2009 to present; Chief Financial Officer and Chief Compliance Officer: July 2016 to present; Portfolio Manager and Member of the Board: March 2017 to present	N/A	N/A	None

Name, Address and Age	Position Held with Company	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director
Independent Directors
Stacy R. Brandom 7 N. Willow Street, Suite 4B Montclair NJ 07042 Age 66	Independent Director	January 2014 to present	Chief Financial Officer of Save the Children U.S.	N/A	None
Richard P. Shanley 7 N. Willow Street, Suite 4B Montclair NJ 07042 Age 76	Independent Director	March 2007 to present	N/A	N/A	None
Parker A. Weil 7 N. Willow Street, Suite 4B Montclair NJ 07042 Age 58	Independent Director	July 2017 to present	Vice Chairman of Investment Banking at TD Cowen	N/A	None

Interested Directors

Kevin M. Rendino. Mr. Rendino, age 57, has served as Chairman, Chief Executive Officer and Portfolio Manager of the Company since March 2017. He has served as a member of the Company's Board since June 2016. Mr. Rendino is a financial services leader with three decades of Wall Street experience in capital markets, value investing and global equity markets. For over twenty years, Mr. Rendino worked on one fund, Basic Value Fund, with a consistent Graham and Dodd focus, at the same firm, BlackRock/Merrill Lynch. He was the value team leader, overseeing 11 funds and $13 billion in assets, a member of BlackRock’s Leadership Committee and a frequent contributor to CNBC, Bloomberg TV, Fox Business, The New York Times and The Wall Street Journal. For the entirety of his money management career, Mr. Rendino ranked in top quartile and beat competitor average and SPX by over 100 basis points. He received numerous Lipper awards for Investment Excellence during his tenure. Since December 2023, Mr. Rendino has served as a member of the Board of Directors of Synchronoss Technologies, Inc., a portfolio company in which we have an investment. From March 2019 to April 2021, Mr. Rendino served as a member of the Board of Directors of Synacor, Inc., a portfolio company in which we had an investment. From November 2017 to August 2019, Mr. Rendino served as a member of the Board of Directors of TheStreet, Inc., a portfolio company in which we had an investment. Mr. Rendino graduated from the Carroll School of Management at Boston College (B.S.). We believe that Mr. Rendino is qualified to serve on our Board because of his extensive experience in the financial services industry.

Daniel B. Wolfe. Mr. Wolfe, age 47, has served as President of the Company since January 2009, as Chief Financial Officer and Chief Compliance Officer since July 2016, and as Portfolio Manager and a member of Company’s Board since March 2017. He served in varying other positions within 180's predecessor company, Harris & Harris Group, Inc., since 2004. Mr. Wolfe led efforts to build an alternative investment platform within 180's predecessor company, including PIPEs, publicly traded securities and debt. He has served as a member of the Board of Directors of multiple privately held and publicly traded companies. From September 2021 to December 2023, Mr. Wolfe served on the board of Parabellum Acquisition Corp., a blank check company sponsored by a company in which we had an investment. Prior to joining Harris & Harris Group, he served as a consultant to Nanosys, Inc., CW Group and to Bioscale, Inc. while completing his graduate studies at Harvard University. He graduated from Rice University (B.A.), where his honors included the Zevi and Bertha Salsburg Memorial Award in Chemistry and the Presidential Honor Roll, and from Harvard University (A.M., Ph.D., Chemistry), where he was a NSF Predoctoral Fellow. We believe Mr. Wolfe is qualified to serve on our Board because of his intimate knowledge of our operations through his day-to-day leadership as President and Chief Financial Officer of the Company along with his comprehensive experience on the boards of directors of many of our portfolio companies.

Independent Directors

Stacy R. Brandom. Ms. Brandom, age 66, has served as a member of the Company's Board since January 2014. From June 2015 until her retirement in March 2019, she was Chief Financial Officer of Save the Children U.S., a not-for-profit serving the needs of children globally. Prior to joining Save the Children, Ms. Brandom was an Executive Vice President and Chief Financial Officer of Trinity Wall Street, an historic Anglican church in lower Manhattan, N.Y. from October 2009 to June 2015. She was a Managing Advisor of Brandom Advisors, from 2008 to 2009. Ms. Brandom served as Chief Financial Officer and Managing Director of Citi Smith Barney from 2005 to 2007. She held various positions at JPMorgan Chase and its predecessor firms from 1984 to 2005, including Chief Financial Officer of JP Morgan Chase Corporate Sector and Chase Commercial Banking Group; Head of Strategy and Administration, Corporate Business Service of JP Morgan Chase; Head of Strategy and Administration and Managing Director, Global Investment Banking (Chase); Head of Strategy and Managing Director, Global Bank (Chemical Bank, pre- Chase merger). She graduated from the University of North Texas (B.B.A.) and the Kellogg School of Business at Northwestern University (M.B.A.). Ms. Brandom has been a Director of Apple Financial Holdings, Inc., a privately held company, since October 2018. She is the former chair of the board of directors of Bridges to Community, a non-governmental organization dedicated to sustainable development in Nicaragua and the Dominican Republic. We believe Ms. Brandom's financial and compliance experience qualifies her for her role as a Board member and the Chairperson of the Audit Committee.

Richard P. Shanley. Mr. Shanley, age 76, has served as a member of our Board since March 2007. He has also served as our Lead Independent Director since May 2013. From February 2001 until his retirement in December 31, 2006, he was a partner of Deloitte & Touche LLP. During his over 30 years of public accounting experience, he served as lead audit partner on numerous audit engagements for public and private companies and companies making public stock offerings. He served as lead audit partner primarily for biotechnology, pharmaceutical and high-tech companies. Since March 2017, Mr. Shanley has served as a member of the Board of Directors of HALE.life Corporation, a portfolio company in which we have an investment. From January 2018 to January 2020, Mr. Shanley served as a Managing Director of Great Eastern Behavioral Partners, LLC, a privately held company. He is an active member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. He is a licensed Certified Public Accountant in New York. He graduated from Fordham University (B.S.) and Long Island University (M.B.A.). We believe Mr. Shanley is qualified to serve on our Board because of his extensive prior financial, valuation and accounting experience. Mr. Shanley’s knowledge of the financial, valuation and accounting areas, further qualifies him to be our Lead Independent Director and Chairman of our Valuation Committee.

Parker A. Weil. Mr. Weil, age 58, has served as a member of our Board since July 2017. Since August 2018, Mr. Weil has served as Vice Chair of Investment Banking at TD Cowen. TD Cowen is a division of TD Bank Group (TSX and NYSE: TD) which offers a full range of financial products and services to more than 27 million customers worldwide. TD Cowen is an institutional financial services firm that operates through Cowen and Company, a broker dealer, and an investment management division. In addition to Investment Banking, Cowen and Company also offers equity and credit research, sales and trading, and a wide array of institutional services capabilities. From June 2012 to April 2018, Mr. Weil served as Managing Director of investment banking for Stifel Financial Corp.  During his almost 30+ years in investment banking, he has served as an advisor, underwriter and placement agent on numerous initial public offerings, add-on financings and merger and acquisition transactions. He has worked with companies in a wide range of industries including Energy, Power, Industrials, Telecommunications and Business Services.  From June 2020 to February 2024, Mr. Weil has served on the board of directors of Clean Energy Fuels Corporation. Mr. Weil has served on the board of trustees of the Ridgewood Lacrosse Association, Maroons Soccer Club and Ridgewood Education Foundation.  Mr. Weil graduated from the University of Pennsylvania (B.A.) and the Kellogg Graduate School of Management at Northwestern University (M.B.A.). Mr. Weil is qualified to serve on our Board because of his extensive financial and investment banking experience. His experience as a senior manager in finance-related businesses further qualifies him to be the Chairman of our Compensation Committee and our Nominating Committee.

Board and Committees

In 2023, there were six meetings of the Board. The Company does not have a formal policy regarding attendance of directors at board or committee meetings, though directors are strongly encouraged to attend each board meeting, as well as each meeting of any board committees of which they are a member. The Company notes that each director attended all of the total Board and committee meetings on which he or she served in 2023.

Board Leadership Structure

The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board believes it should be free to choose its Chairman of the Board in any way that it deems best for the Company at any given point in time. Mr. Rendino, the current Chairman of the Board and Chief Executive Officer, is an “interested person” of the Company (as defined in Section 2(a)(19) of the 1940 Act). At present, the Board believes that Mr. Rendino's service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its shareholders. Mr. Rendino possesses detailed and in-depth knowledge of the day-to-day and overall issues, opportunities and challenges facing the Company and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.

Mr. Rendino's combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s shareholders, employees, and portfolio companies. The Board also believes that combining the Chairman of the Board and Chief Executive Officer roles is appropriate given our current asset size.

The Board members also believe that the Lead Independent Director plays an important role and fulfills most of the benefits to the Company of having an independent Chairman without the full expense of hiring an independent Chairman. The Lead Independent Director’s duties include acting as a liaison between the independent directors and the Chairman regarding any specific feedback or issues, providing the Chairman with input regarding agenda items for Board and committee meetings, coordinating with the Chairman to provide information to the independent directors regarding their duties, coordinating the activities of the independent directors, including performing the role of Chairman of the Independent Directors Committee, coordinating the agenda for and moderating sessions of the Board's independent directors and other non-employee directors, and facilitating communications between the other members of the Board, between the Board and senior management, and between the Chief Compliance Officer and the Board. The Board believes that this approach appropriately and effectively complements the combined Chief Executive Officer/Chairman structure.

In addition, four of the six Directors that served until the 2023 Annual Meeting and three of the five Directors nominated for election at this meeting, other than Mr. Rendino and Mr. Wolfe, are independent, and the Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Additionally, the independent directors serve as the chairpersons for all Board committees and meet on a quarterly basis in executive session with the Chief Compliance Officer.

Board’s Role in Risk Oversight

The Board as a whole, under the direction of the Lead Independent Director, has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and the controls that management uses to mitigate those risks. Members of the senior management team meet annually to review the current risks for the Company’s business, and to ensure that the compliance policies and procedures are revised along with changes to the current risks. The risks and the amended policies and procedures are presented to the Board for its review and input at least annually. In addition, members of the senior management team meet quarterly to review strategic risks and report to the Board about these discussions as appropriate.

Additionally, the Board committees assist the full Board in risk assessment. The Independent Directors Committee meets regularly in executive session, with and without the Chief Compliance Officer, and oversees compliance and strategic risks of the Company. It also oversees the compliance policies and procedures of the Company and its service providers. The Audit Committee oversees compliance by the Company with legal and regulatory requirements. Specifically, the Audit Committee discusses with the Company’s management and independent registered public accountants the integrity of the Company’s financial reporting processes and controls, particularly the controls in areas representing significant financial and business risks, and reviews the Company’s compliance with certain regulatory requirements.

The Audit Committee Chairman meets independently with the registered public accountants and the other outside accounting firms. The Compensation Committee reviews risks related to compensation policies and procedures. The Nominating and Management Development Committee considers risk assessment skills when considering nominees for the Board. The Board has appointed all independent members of the Board to the Valuation Committee to have oversight of valuation risk.

Communications with the Board

Shareholders and other interested parties may contact the Board, our Lead Independent Director, or any member of the Board by mail. To communicate with the Board, the Lead Independent Director or any member of the Board, correspondence should be addressed to the Board or the Board members with whom you wish to communicate, by either name or title. All such correspondence should be sent c/o 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042. Such correspondence will be forwarded to the appropriate Board member or members after screening to eliminate marketing and junk mail.

Board Committees

The Company's Board had four committees comprised of the following members in 2023, all of whom were independent under the rules of the Nasdaq Global Market and not "interested” directors for the purposes of the 1940 Act:

Audit	Compensation	Nominating	Valuation

Stacy R. Brandom(1)	Parker A. Weil(1)	Parker A. Weil(1)	Richard P. Shanley(1)
Richard P. Shanley	Stacy R. Brandom	Stacy R. Brandom	Stacy R. Brandom
Parker A. Weil	Richard P. Shanley	Richard P. Shanley	Parker A. Weil
(1) Denotes the Chairperson of the Committee.

Audit Committee. The Audit Committee (i) oversees all material aspects of our accounting and financial reporting processes, internal control and audit functions; (ii) monitors the independence and performance of our independent registered public accountants; (iii) provides a means for open communication among our independent registered public accountants, financial and senior management, and the Board; and (iv) oversees compliance by us with legal and regulatory requirements.

The Audit Committee operates pursuant to a written charter approved by our Board. A current copy of the Audit Committee Charter of the Company is available on our website (https://ir.180degreecapital.com/corporate-governance). The Audit Committee Charter sets out the responsibilities, authority and duties of the Audit Committee. The Audit Committee met six times and did not act by unanimous written consent in 2023. The Audit Committee has selected, and a majority of the Board has ratified, EisnerAmper LLP (“Eisner”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to shareholder approval.

Audit Committee's Pre-Approval Policies

In 2023, the Audit Committee pre-approved all audit and non-audit services provided to us by the Company's auditor in 2023, Eisner. The Audit Committee's Pre-Approval Policies and Procedures provide that the Audit Committee (or the Chairman pursuant to delegated authority) must pre-approve all auditing services and permitted non-audit services and that all such requests to provide services must be submitted to the Audit Committee or the Chairman, as the case may be, by both the independent auditor and the Chief Financial Officer.

The Audit Committee has determined that the provision of non-audit services that were provided during 2023 is compatible with maintaining Eisner's independence in performing audit services for the Company.

Audit Committee Report

Our Audit Committee presents the following report:

The Audit Committee has performed the following functions: (i) the Audit Committee reviewed and discussed the audited financial statements of the Company with management; (ii) the Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (iii) the Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors' independence; and (iv) based on the review and discussions, the Audit Committee recommended to the Board of the Company that the audited financial statements be included in the Company's Annual Report on Form N-CSR for the last fiscal year for filing with the SEC.

Respectfully,

Members of the Audit Committee
Stacy R. Brandom (Chairperson)
Richard P. Shanley
Parker A. Weil

Compensation Committee. The Compensation Committee annually reviews and approves corporate goals and objectives relevant to total compensation -- that is, changes in components of total compensation, including base salary, bonus and equity incentive plan compensation -- of the Chief Executive Officer and other executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total compensation. The Compensation Committee is composed entirely of directors who are independent under the rules of the Nasdaq Global Market and not "interested” directors as defined in the 1940 Act. Each of the Compensation Committee members is also a “non-employee director” as defined in Section 16 of the 1934 Act, and is an “outside director,” as defined by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In addition, all Compensation Committee members meet the independence criteria prescribed by the Nasdaq Global Market for compensation committee membership. The Compensation Committee also annually reviews benefits for all employees. The details of the processes and procedures involved in the establishment of executive compensation and benefits are described in the Director and Officer Compensation Program section beginning on page 16. The Compensation Committee met two times and did not act by unanimous written consent in 2023.

The full Board, including a majority of the non-interested directors (as defined in Section 2(a)(19) of the 1940 Act), ultimately makes the final decisions regarding the Chief Compliance Officer's compensation as required by the 1940 Act.

The Compensation Committee Charter is available on the Company's website (https://ir.180degreecapital.com/corporate-governance).

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider participation on the Compensation Committee in 2023.

All members of the Compensation Committee are independent directors and none of the members is a present or past employee of the Company. No member of the Compensation Committee: (i) has had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the 1934 Act; or (ii) is an executive officer of another entity at which one of our executive officers serves on the board of directors.

Nominating Committee. The Nominating Committee (the “Nominating Committee”) acts as an advisory committee to the Board by identifying individuals qualified to serve on the Board as directors and on committees of the Board, and to recommend that the Board select the Board nominees for the next annual meeting of shareholders. The Nominating Committee met one time and did not act by unanimous written consent in 2023.

The Nominating Committee annually reviews the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, potential conflicts of interest, diversity, age, skills, including risk assessment skills and specific past experience or particular expertise that would be useful to the Company, and industry backgrounds and knowledge in the context of the needs of the Board and the Company. The Nominating Committee also considers the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation in meetings. In particular, the Nominating Committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of the Company’s business.

While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating Committee considers diversity in the context of the Board as a whole and takes into account the personal characteristics (gender, ethnicity, age) and experience (skills, industry, professional, public service) of current and prospective directors to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that director nominees should not be chosen nor excluded solely or largely because of age, race, color, gender, national origin or sexual orientation or identity. Most importantly, the Board believes that diversity of experience is an important factor to consider when evaluating nominees because of the breadth of our business as a publicly traded, registered closed-end fund.

The Nominating Committee evaluates all candidates for the Board based on the above qualifications, regardless of whether the candidate was nominated by an officer, Board member or shareholder. The Nominating Committee also conducts annual reviews of current directors whose terms are nearing expiration, but who may be proposed for re-election, by reviewing the considerations described above and past contributions to the Board.

The Nominating Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a shareholder must submit the recommendation in writing and must include:

•The name of the shareholder and evidence of the person's ownership of shares of the Company, including the number of shares owned and the length of time of ownership;

•The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Nominating Committee and nominated by the Board; and

•If requested by the Nominating Committee, a completed and signed directors’ questionnaire.

The shareholder recommendation and information described above must be sent to the Company's Secretary, c/o 180 Degree Capital Corp., 7 N. Willow Street, Suite 4B, Montclair, NJ 07042, and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of shareholders or, if the meeting has moved by more than 30 days, a reasonable amount of time before the meeting. See “What Are the Deadlines to Nominate Directors or to Propose Other Business for Consideration at the 2025 Annual Meeting of Shareholders?” above for more information about shareholder nominations.

Preliminary interviews of director candidates may be conducted by the Chairman of the Nominating Committee or, at his request, any other member of the Nominating Committee or Board, the Lead Independent Director and the Chairman of the Board. Background material pertaining to director candidates is distributed to the members of the Nominating Committee for their review. Director candidates who the Nominating Committee determines merit further consideration are interviewed by the Chairman of the Nominating Committee and such other Nominating Committee members, directors and key senior management personnel as determined by the Chairman of the Nominating Committee. The results of these interviews are considered by the Nominating Committee in its deliberations. We do not currently pay any third party a fee to assist in the process of identifying and evaluating candidates.

The Nominating Committee operates pursuant to a written charter approved by our Board. The Nominating and Management Development Committee Charter sets out the responsibilities, authority and duties of the Nominating Committee. The Nominating and Management Development Committee Charter is available on our website (https://ir.180degreecapital.com/corporate-governance).

Valuation Committee. The Valuation Committee has the full power and authority of the Board in reviewing and approving the valuation of our securities for reporting purposes pursuant to our Valuation Procedures that were established and approved by the Board. The Valuation Committee met four times and did not act by unanimous written consent in 2023.

Executive Officers

Our executive officers who are not nominees for directors are set forth below. Information relating to our executive officers who are nominees for directors is set forth under “Election of Directors – Nominees.” Our executive officers are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified.

Robert E. Bigelow, III. Mr. Bigelow, age 56, has served as Vice President, Head of Fund Development since October 2017. He was the founder of Blue River Asset Management ("BRAM").  At its peak, BRAM managed $1.7 billion in capital.  Mr. Bigelow was responsible for raising a substantial portion of that capital in conjunction with also developing the proprietary trading strategies and techniques utilized by the fund.  Prior to forming BRAM in 2000, Mr. Bigelow was a Managing Director at Bear Stearns where he was head of the Municipal Derivative Products Group from 1995 to 1998. Mr. Bigelow began the Municipal Derivative Product Group at Bear Stearns after leaving Credit Suisse Financial Products, where he was one of two founding members of a municipal derivative joint venture with Credit Suisse First Boston in 1993.  From 1990 to 1993, he was a member of Lehman Brothers Derivative Products and Public Finance Departments.  Mr. Bigelow was graduated from Yale University in 1990.

Alicia M. Gift. Ms. Gift, age 47, has served as Senior Controller since June 2016 and Secretary and Treasurer since April 2017. From 2007 to 2015 she served as Controller at RNK Capital LLC. From 2002 to 2007 she was a Senior Associate at PricewaterhouseCoopers, LLP, in its financial services group. She was graduated Cum Laude from Baruch College (B.B.A). She is a Certified Public Accountant and a Certified Fraud Examiner. She is an active member of the American Institute of Certified Public Accountants and Association of Certified Fraud Examiners. Ms. Gift became an Executive Officer of the Company with her appointment as its Treasurer in April 2017.

Related Party Transactions

The Company historically has received fees for managerial assistance to and/or in connection with members of our management or directors serving as members of the board of certain of our portfolio companies. No employee or director receives cash fees or compensation from our portfolio companies. Any economic, voting or other benefit from equity awards issued in connection with board service are assigned to the Company. During the year ended December 31, 2023, Mr. Rendino received a grant of options to purchase common stock of Synchronoss Technologies, Inc., for his appointment to its Board of Directors. Mr. Rendino has assigned all economic benefit of these options to the Company as is required under the 1940 Act. The Company did not receive any other fees or compensation from portfolio companies and had no related party transactions.

In order to ensure that the Company does not engage in any prohibited transactions with any persons affiliated with the Company, the Company has implemented written procedures, which are set forth in the Company’s Compliance Manual. Our Audit Committee must review in advance any “related-party” transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which such related party had, or will have, a direct or indirect material interest. The Board reviews these procedures on an annual basis.

In addition, the Company’s Code of Conduct for Directors and Employees (“Code of Conduct”), which is signed by all employees and directors on an annual basis, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the Code of Conduct, which is available on our website (https://ir.180degreecapital.com/corporate-governance), each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Chief Compliance Officer. The Independent Directors Committee is charged with monitoring and making recommendations to the Board regarding policies and practices relating to corporate governance. If there were any actions or relationships that might give rise to a conflict of interest, such actions or relationships would be reviewed and approved by the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our officers and directors, and persons who own more than 10 percent of our common stock, to file reports (including a year-end report) of ownership and changes in ownership with the SEC and to furnish the Company with copies of all reports filed.
Based solely on a review of the forms furnished to us, or written representations from certain reporting persons, we believe that all persons who were subject to Section 16(a) in 2023 complied with the filing requirements.

DIRECTOR AND OFFICER COMPENSATION PROGRAM

The principal elements of our officer compensation program for 2023 are base salary, bonus, equity incentive stock awards, and severance benefits. The Compensation Committee of the Board believes that each element is essential to achieve the Company’s objectives.

Base Salaries. We recognize the need to pay our officers, and other employees, a competitive annual base salary. We review base salaries for our officers annually.

Cash Bonuses. The Company provides annual bonuses at the discretion of the Committee derived from a number of quantitative and qualitative inputs including, but not limited to:

•Performance against individual and corporate targets and goals;
•Performance as compared to indices and other observable entities that track or invest in microcapitalization publicly traded companies;
•Full year actual versus estimated expenses and expenses as a percentage of assets;
•Changes in the price per share of the Company’s stock, including dividends, if any;
•Changes in the net asset value of the Company, including dividends, if any; and
•The importance of retaining employees.

The weighting of these inputs in the Committee’s determinations of bonuses are adjusted based on a retrospective full analysis of individual and corporate achievements and challenges during the year under consideration.

The following table sets forth for each of the persons named below the aggregate compensation received from the Company during the fiscal year ended December 31, 2023, for services in all capacities:

Executive Officers	Position	Aggregate Compensation from the Company	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Total Compensation from the Company and Fund Complex Paid to Directors
Kevin M. Rendino(1)	Chairman, Chief Executive Officer and Portfolio Manager	$510,178	$0	N/A
Daniel B. Wolfe(2)	President, Portfolio Manager, Chief Financial Officer and Chief Compliance Officer	484,995	0	N/A
Alicia M. Gift(3)	Senior Controller, Secretary and Treasurer	339,055	0	N/A
Robert E. Bigelow, III(4)	Vice President, Head of Fund Development	114,000	0	N/A

Independent Directors
Stacy R. Brandom	Director	$67,500	N/A	$67,500
Tonia L. Pankopf(5)	Director	20,604	N/A	20,604
Richard P. Shanley	Director	92,500	N/A	92,500
Parker A. Weil	Director	72,500	N/A	72,500

(1)     Mr. Rendino's base salary in 2023 was $415,000. Mr. Rendino did not receive a bonus for 2023. Mr. Rendino received benefits in aggregate of $95,178.

(2)     Mr. Wolfe's base salary in 2023 was $415,000. Mr. Wolfe did not receive a bonus for 2023. Mr. Wolfe received benefits in aggregate of $69,995.

(3)     Ms. Gift's base salary in 2023 was $247,800. Ms. Gift received a bonus for 2023 of $50,000. Ms. Gift received benefits in aggregate of $41,255.

(4)    Mr. Bigelow's base salary in 2023 was $84,000. Mr. Bigelow did not receive a bonus for 2023. Mr. Bigelow received benefits in aggregate of $30,000.

(5)    Ms. Pankopf did not stand for reelection at the 2023 Annual Meeting.

Clawback Policy (Recoupment). If the Board determines that an executive officer has engaged in fraud, willful misconduct or a violation of Company policy that caused or otherwise contributed to the need for a material restatement of the Company’s financial results, the Committee will review all performance-based compensation awarded to or earned by that executive officer on the basis of performance during fiscal periods materially affected by the restatement. This would include annual cash incentive/bonus awards. If, in the Committee’s view, the performance-based compensation would have been materially lower if it had been based on the restated results, the Committee will, to the extent permitted by applicable law, seek recoupment from that executive officer of any portion of such performance-based compensation as it deems appropriate after a review of all relevant facts and circumstances.

In determining whether to recover a payment, the Committee shall take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interests of the Company in any related proceeding or investigation. The Committee shall have sole discretion in determining whether an executive officer’s conduct has or has not met any particular standard of conduct under law or Company policy.

Severance Benefits. To further incentivize and retain Messrs. Rendino and Wolfe, we have entered into an Executive Severance Agreement with each executive.

Each of the Executive Severance Agreements provides that the executive will receive the following severance benefits in the event that an executive’s employment is terminated by us other than for “cause” or an executive resigns for “good reason.”

•Twelve months of base salary to be paid in cash periodically in accordance with the Company’s normal payroll policies;
•a portion of executive’s incentive compensation in cash for the fiscal year in which executive's employment terminates, pro-rated based on time employed during the fiscal year, only to be paid to the extent that performance metrics in the plan are achieved and at the same time as payments to other executives in the applicable incentive compensation plan are paid; and
•Twelve months of COBRA premiums.

Further, under the terms of each Executive Severance Agreement, in the event an executive’s employment is terminated other than for “cause” or an executive resigns for “good reason” within the period commencing three months prior to a change in control and ending 12 months after a change in control, the severance will consist of:

•Twelve months of base salary to be paid in a single cash lump-sum;
•a portion of an executive’s incentive compensation in cash for the fiscal year in which executive's employment terminates, pro-rated based on time employed during the fiscal year; and
•Twelve months of COBRA premiums.

For purposes of the Executive Severance Agreements, "cause" generally means:

•an act of dishonesty made in connection with the executive’s responsibilities as an employee;
•conviction of, or plea of nolo contendere to, a felony or any crime involving fraud or embezzlement;
•gross misconduct;
•unauthorized use or disclosure of any proprietary information or trade secrets;
•willful breach of any obligations under any written agreement or covenant with the Company;
•failure to cooperate in good faith with a governmental or internal investigation; or
•continued failure to perform duties after receiving a written demand of performance.

For purposes of the Executive Severance Agreements, "good reason" generally means a voluntary termination following the occurrence of one or more of the following, without the executive’s consent that is not cured within 30 days of notice to the Company:

•a material reduction of responsibilities;
•a material reduction in base salary; or;
•a material change (at least 50 miles) in the geographic location of Executive’s primary work facility or location.

We have also entered into a severance agreement with Ms. Gift that in the event her employment is terminated other than for “cause” or an executive resigns for “good reason” within the period commencing three months prior to a change in control and ending 12 months after a change in control, provides severance consisting of:

•twelve months of base salary to be paid in a single cash lump-sum;
•a portion of an executive’s incentive compensation in cash for the fiscal year in which executive's employment terminates, pro-rated based on time employed during the fiscal year; and
•twelve months of COBRA premiums.

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
(Proposal No. 2)
EisnerAmper LLP (“Eisner”) has been selected by our Audit Committee, and ratified by a majority of our Board, including a majority of the independent directors, as the independent registered public accounting firm to audit the accounts of the Company for and during the Company's fiscal year ending December 31, 2024. This selection is subject to ratification or rejection by the shareholders of the Company. The Company knows of no direct or indirect financial interest of Eisner in the Company. Representatives of Eisner will not attend the Annual Meeting in person but will have the opportunity to make a statement if they desire to do so and will be available to respond to questions by telephone.

On March 22, 2023, the Audit Committee of the Board approved the engagement of Eisner to replace the Company's prior auditor, PricewaterhouseCoopers LLP ("PwC"), as the independent registered public accounting firm for the Company's fiscal year ending December 31, 2023. This change in selection was made primarily to reduce the annual auditing costs of the Company, particularly given the significant reduction in legacy private portfolio holdings and increasing simplicity of the Company's business. PwC had served as the Company's independent registered public accounting firm since 2002. PwC’s reports on the Company’s financial statements for the fiscal periods ended December 31, 2022 and December 31, 2021, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s fiscal periods ended December 31, 2022, and December 31, 2021, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the Funds’ financial statements for such periods, and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

During the Company’s fiscal periods ended December 31, 2022 and December 31, 2021, neither the Company, nor anyone on its behalf, consulted with Eisner on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Eisner’ financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Fees Paid to PwC for 2023 and 2022

Eisner and PwC performed various audits and other services for us during 2023 and 2022, respectively. The following table presents a summary of the 2023 fees billed by Eisner and 2022 fees billed by PwC:

	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees	$178,500	$315,706
Audit-Related Fees	0	0
Tax Fees	34,125	36,875
All Other Fees	0	3,800
Total Fees	$212,625	$356,381

Audit Fees
Audit fees include fees for professional services rendered by each of Eisner and PwC in connection with its respective annual audit of the Company's consolidated financial statements and assistance with and review of documents filed with the SEC.

Audit-Related Fees
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under “Audit Fees.” This includes fees billed for issuances of consents for Registration Statements and consultation regarding financial accounting standards and reporting standards. The Company incurred no audit-related fees for the fiscal years ended December 31, 2023 and December 31, 2022.

Tax Fees
Tax fees consist of fees billed for professional services for corporate and subsidiary tax compliance, tax advice and tax planning. These services included assistance regarding federal, state, local and international tax compliance.

All Other Fees
All other fees would include fees for products and services other than the services reported above. In 2022, these services included an accounting research tool licensed from PwC. In 2023, there are no such fees paid to Eisner.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of Eisner as the independent registered public accounting firm of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS
The Board does not intend to bring any other matters before the Annual Meeting and, at the date of mailing of this Proxy Statement, has not been informed of any matter that others may bring before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.
Annual Report on Form N-CSR
Our Annual Report on Form N-CSR, as filed with the SEC, is available on our website at https://ir.180degreecapital.com/financial-results.
We undertake to provide, without charge, to each shareholder as of February 15, 2024, upon the written request of such shareholder, a copy of our Annual Report on Form N-CSR. Any shareholder who would like to request a copy of our most recent Annual Report on Form N-CSR or any of our other SEC filings may do so by calling Alicia M. Gift, Secretary, toll-free at 833-293-1769 or submitting a written request to the following address, which shall contain a representation in good faith that such shareholder was a beneficial owner, as of February 15, 2024, of our securities, entitled to vote:
Investor Relations
180 Degree Capital Corp.
7 N. Willow Street, Suite 4B
Montclair, NJ 07042

By Order of the Board of Directors,

March 1, 2024	Kevin M. Rendino
Montclair, New Jersey	Chairman and Chief Executive Officer

*PROXY TABULATOR*
*P.O. BOX 9112*
*FARMINGDALE, NY 11735*

**To vote by Internet**

1) Read the Proxy Statement and have the proxy card below at hand.
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**To vote by Telephone**

1) Read the Proxy Statement and have the proxy card below at hand.
2) Call **1-800-690-6903**
3) Follow the instructions.

**To vote by Mail**

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V30322-P06658

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ▢ | ▢ | ▢ |

**Nominees**:

01) Stacy R. Brandom
02) Kevin M. Rendino
03) Richard P. Shanley
04) Parker A. Weil
05) Daniel B. Wolfe

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee(s) on the line below.

______________________________

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.**

At their discretion, the Proxies are authorized to vote upon such other business, including postponements or adjournments, as may properly come before the meeting or any postponements or adjournments thereof.

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

**NOTE:** Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporation name by duly authorized officer, giving full title as such. If a partnership, please sign in partnership name by authorized person.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature [Joint Owners] | Date |
|---|---|---|---|
| | | | |

**ANNUAL MEETING OF SHAREHOLDERS OF**

**180 Degree Capital Corp.**

**April 15, 2024**

**NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:**
The Notice of Meeting, Proxy Statement and Proxy Card
are available at https://ir.180degreecapital.com/sec-filings

**Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.**

Please detach along perforated line and mail in the envelope provided.

V30323-P06658

**180 DEGREE CAPITAL CORP.**
**7 N. Willow Street, Suite 4B**
**Montclair, NJ 07042**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints KEVIN M. RENDINO and DANIEL B. WOLFE and each of them, with full power of substitution, as proxies to vote at the Annual Meeting of Shareholders to be held on April 15, 2024, or at any postponements or adjournments thereof, to represent and to vote all the shares of common stock of 180 Degree Capital Corp. that the undersigned is entitled to vote with all powers the undersigned would have if personally present, on the matters as designated on the reverse side and in their discretion with respect to such other business as may properly come before the meeting or any postponements or adjournments thereof.

**The Board of Directors recommends a vote "FOR" all the nominees listed in Item 1 and "FOR" Item 2.**

**When properly executed, this proxy will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy will be voted "FOR" the nominees listed in Item 1 and "FOR" Item 2.**

**(Continued and to be dated and signed on the reverse side.)**